Exhibit 10.27
AMENDMENT TO
NONEMPLOYEE DIRECTOR
NONSTATUTORY STOCK OPTION AGREEMENTS
2003 THROUGH 2006
               AMENDMENT made this 4th day of December 2009, (“Amendment”) to Nonemployee Director Nonstatutory Stock Option Agreements between GRACO INC., a Minnesota corporation (the “Company”) and Mark H. Rauenhorst (the “Nonemployee Director”) made in the years 2003 through 2006.
               WHEREAS, Nonemployee Director has resigned from the Board of Directors effective December 4, 2009;
               WHEREAS, the Nonemployee Director Nonstatutory Stock Option Agreements made with the Nonemployee Director in the years 2003 through 2006 (“Stock Option Agreements 2003-2006”) limited the exercise period for directors leaving the Board to three (3) years from the date that the Nonemployee Director ceased to be a director but in no event beyond the term;
               WHEREAS, the Nonemployee Director Nonstatutory Stock Option Agreements made with the Nonemployee Director in the years 2007 through 2009 extended the exercise period for directors leaving the Board to the expiration of the term of the Option;
               WHEREAS, the Board of Directors of the Company at its meeting on December 4, 2009 resolved that Subsection 3a(1) of the Stock Option Agreements (2003-2006) be amended to extend the period during which the Nonemployee Director may exercise the applicable options to the expiration of the term of the applicable option.
               NOW, THEREFORE, the Board amends the following agreements:
Nonemployee Director Nonstatutory Stock Option Agreement made on May 6, 2003 between Graco
Inc. and Mark H. Rauenhorst
Nonemployee Director Nonstatutory Stock Option Agreement made on April 23, 2004 between
Graco Inc. and Mark H. Rauenhorst
Nonemployee Director Nonstatutory Stock Option Agreement made on April 22, 2005 between
Graco Inc. and Mark H. Rauenhorst
Nonemployee Director Nonstatutory Stock Option Agreement made on April 21, 2006 between
Graco Inc. and Mark H. Rauenhorst

by replacing the second sentence of Subsection 3a(1) in these agreements in its entirety with the following:
Nonemployee Director may exercise all or any portion of the Option not yet exercised for a period beginning on the day after the date of Nonemployee Director’s ceasing to be a director and ending at the close of trading on the Exchange on the tenth anniversary of the Date of Grant, provided that if Nonemployee Director dies during the period between the date of Nonemployee Director ceasing to be a director and the expiration of the Option, the executor(s) or administrator(s) of Nonemployee Director’s estate, or any person(s) to whom the Option was transferred by will or the applicable laws of distribution and descent may exercise the unexercised portion of the Option at any time during a period beginning the day after the date of Nonemployee Director’s death and ending at the close of trading on the Exchange on the anniversary of death one (1) year later. In no event shall the Option be exercisable following the tenth anniversary of the Date of Grant.

FOR THE BOARD

/s/ Lee R. Mitau
Lee R. Mitau
Chairman